UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 Cape Coral Parkway East, Cape Coral, Florida	33904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement with Casto Net Lease Properties, LLC

On April 16, 2020, James E. May, as Successor Trustee of the 1612 E. Cape Coral Parkway Land Trust dated November 7, 2000 (the Seller”) entered into a Purchase and Sale Agreement with Casto Net Lease Properties, LLC (“Buyer”) for the sale of the real property and improvements located at 1612 E. Cape Coral Parkway, Cape Coral, Florida (the “Property”), subject to the terms and conditions of the Purchase and Sale Agreement. The sole beneficiary of the Trust is Legacy Education Alliance Holdings, Inc., a Colorado corporation (“Holdings”), a wholly owned subsidiary of the Company. The Property is currently used as the US headquarters of the Company and various of its subsidiaries.

The aggregate purchase price for the Property is $2.1 million to be paid in cash at closing. The Property is encumbered by a mortgage in favor of USA Regrowth Fund LLC securing an outstanding loan in the principal amount of $0.5 million, which, along with accrued interest, will be paid at Closing, resulting in approximately $1.5 million in total cash consideration paid to the Seller (subject to adjustments).

The material terms of the Purchase and Sale Agreement include: (i) an initial deposit from the Buyer of $25 thousand into escrow within three (3) days after the Effective Date, which deposit shall be non-refundable to the Buyer (except as otherwise provided in the Purchase and Sale Agreement) after the expiration of a 45-day due diligence period, which begins on the Effective Date; (ii) Buyer may terminate the Purchase and Sale Agreement by delivering written notice to the Seller for any reason or no reason at any time before the expiration of the due diligence period, in which event the initial deposit shall be returned to the Buyer; (iii) a second deposit into escrow from the Buyer of $100 thousand within three (3) days after the expiration of the 45-day due diligence period; and (iv) a closing date within seven (7) days following the expiration of the 45-day due diligence period. The Purchase and Sale Agreement contains additional covenants, representations and warranties, indemnifications, and other provisions believed to be customary for real estate purchase and sale agreements. Subject to Buyer’s right of inspection, Buyer is purchasing the Property in AS IS condition with all faults. There is no financing contingency and there were no brokers involved in the transaction.

Holdings will be permitted to continue to occupy the Property, without charge from Buyer, for a period not to exceed 90 days after closing. Holdings shall be responsible for maintaining commercial general liability insurance in commercially reasonable amounts (naming Buyer as an additional insured under such policies), and for payment of real estate taxes (and supplemental taxes), assessments, bonds and water and sewer charges pro-rated through the date Holdings vacates the Property.

The foregoing description of the Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the text of such agreement. The Company plans to file the Purchase and Sale Agreement with its Quarterly Report on Form 10-Q for the period ending March 31, 2020.

Item 8.01 Other Events.

Legacy Education Alliance, Inc. (the “Company”) is providing an update regarding the negative impact the COVID-19 coronavirus pandemic (“COVID-19”) has had on our financial condition and results of operations. We believe the Covid-19 novel coronavirus has negatively affected our business and could continue to do so.  As a result of travel restrictions, social distancing and sheltering in place orders in effect throughout much of the country, and the resulting devastating effect on employment and the economy, we have been unable to conduct live sales events, which is the primary source of cash for the Company. Our recent emphasis on online sales events has not resulted in sufficient cash sales to offset our operating expenses, which has negatively impacted our liquidity.

To mitigate this impact, on April 8, 2020, we temporarily halted substantially all sales and fulfillment activities, and furloughed substantially all of our employees, for a 60-day period. In addition, we applied for a loan under the Small Business Administration’s Paycheck Protection Program, and an additional loan under the Small Business Administration’s Economic Injury Disaster Loan program that would fund our operational losses and liabilities incurred due to COVID-19. We are also attempting to raise cash through the sale of assets.

The ultimate impact from COVID-19 on the Company’s operations and financial results during 2020 will depend on, among other things, the length of time and severity at which the pandemic continues to spread, the length of time governmental and private travel restrictions, public concerns about public gatherings, and large increases in unemployment rates will last, and whether, and the speed with which , the economy recovers. We are not able to fully quantify the impact that these factors will have on our financial results during 2020, but expect developments related to COVID-19 to materially affect the Company’s financial performance in 2020.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the anticipated impact of the COVID-19 outbreak on travel and physical locations, the anticipated impact of such outbreak on our results of operations, and possible effect of the postponement and cancellation of sales and fulfillment events on our overall revenues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 outbreak, including levels of consumer, business and economic confidence generally. The duration of the COVID-19 outbreak and severity of such outbreak, the pace of recovery following the COVID-19 outbreak, our ability to implement cost containment and business recovery strategies; and the adverse effects of the COVID-19 outbreak on our business or the market price of our common stock and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2019 and our subsequent filings with the U.S. Securities and Exchange Commission, including subsequent quarterly reports on Forms 10-Q and current reports on Form 8-K are uncertain. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EDUCATION ALLIANCE, INC.
Date: April 16, 2020

	By:	/s/ James E. May
Name: James E. May
Title: Chief Executive Officer

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